UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PAX WORLD BALANCED FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important:  Two Balanced Fund Proposals from Combined Annual Shareholder Meeting Adjourned to 10/26/06:
— The Pax World Balanced Fund has adjourned the annual shareholder meeting with respect to its proxy statement’s first two proposals, which address elimination of some of the Fund’s fundamental investment policies, including the those that currently constitute the Fund’s social screening criteria. (As described in the proxy statement, the Fund’s directors intend to adopt modified and expanded non-fundamental social screening criteria to implement a more comprehensive, proactive and engaged approach to socially responsible investing.)  Both proposals have passed for the Growth and High Yield Funds.

In order to give additional time for shareholders to vote by proxy, consideration of these two proposals has been adjourned to Thursday, October 26, 2006. Shareholders may vote in one of four ways: by mail, by telephone, by website, or by attending the shareholder meeting on Thursday, October 26, 2006 at 9:00 a.m. (Eastern time) at the offices of Pax World Funds, 222 State Street, Portsmouth, NH. Please refer to your proxy statement for more detailed voting instructions.

If you have questions or did not receive your proxy, please call our Proxy Client Service Center at 1-877-333-2192.

(If you have your control number click here to vote.)

Click here to read the complete Proxy Statement.

Click here to read the Supplement to the Proxy Statement.

PAX WORLD BALANCED FUND, INC. 222 State Street Portsmouth, NH 03801 October 2, 2006 NOTICE OF ADJOURNED PROPOSALS

FROM THE COMBINED ANNUAL MEETING OF SHAREHOLDERS

HELD ON SEPTEMBER 28, 2006, CONSIDERATION OF THE PROPOSALS:

1.               To eliminate the fundamental investment policies that currently constitute the Fund’s social screening criteria (as described in greater detail in the proxy statement mailed to shareholders on or around August 10, 2006, the directors intend to adopt modified and expanded, non-fundamental social screening criteria for your Fund to implement a more comprehensive, proactive and engaged approach to socially responsible investing); and

2.               To approve amendments to and the elimination of certain other fundamental investment policies of your Fund

HAS BEEN ADJOURNED TO THURSDAY, OCTOBER 26, 2006.

Dear Shareholder:

We are writing to inform you that, in order for the Fund to solicit additional votes with respect to the above-referenced proposals, consideration of such proposals has been adjourned to Thursday, October 26, 2006 at 9:00 a.m. (Eastern time) at the offices of Pax World Funds, 222 State Street, Portsmouth, NH. The Fund’s records indicate that as of August 1, 2006 (the “Record Date”), you held shares of the Fund and have not yet cast a vote. Please take the time now to cast your vote. In order for your vote to be included in the tally, we must receive your instructions on or before 9:00 a.m. on Thursday, October 26, 2006.

For your convenience, and to ensure that your vote is received in time for the Adjourned Meeting, please utilize one of the easy methods below to register your vote:

By Touch Tone Phone

Call toll-free 24 hours a day at the number indicated on your proxy card.

By Internet

Visit the web site and follow the instructions on your proxy card.

By Mail

Return your executed proxy card in the enclosed postage paid envelope immediately so that we will receive your vote prior to October 26, 2006.

Please take a moment and vote today!

The Directors recommend that shareholders of the Fund authorize the Directors to implement a more proactive and engaged approach to socially responsible investing by eliminating the social screening criteria of your Fund that are currently designated as fundamental investment policies. As described in greater detail in the proxy statement, the directors intend to adopt modified, non-fundamental social screening criteria for your Fund. Under the Investment Company Act of 1940 (the “1940 Act”), “fundamental” investment policies can be changed only by a vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act). Accordingly, the Directors are requesting that they be authorized (by removing them from the By-laws of Balanced Fund and making the Fund’s social screening criteria “non-fundamental” investment policies) to modify the Fund’s social screening process to allow a more proactive and engaged approach to socially responsible investing, and make the social screens more relevant and meaningful in a changing world. This change from a fundamental policy to non-fundamental policy will provide the Directors with the flexibility to modify the Fund’s social screening process to respond to relevant social changes as they arise without requiring shareholder approval, thereby saving the time and expense of a shareholder meeting.

If the elimination of the Fund’s fundamental social screening criteria is approved by shareholders, the Directors expect to change the social screens of the Fund to add formal corporate governance, community, and product integrity screens, while environmental and workplace screens are expected to be broadened and deepened to incorporate issues—including climate change, sustainable development, global human rights standards, and non-discrimination based on sexual orientation—that were not fully appreciated at the time when the screens were first adopted in 1971. Additionally, zero-tolerance or exclusionary screens in the areas of alcohol and gambling are expected to be modified in order to provide the Fund with flexibility to make investment decisions based on a company’s entire social responsibility profile. Although the Fund does not contemplate investing in casinos or in companies that derive significant revenues from such activities, modifications to the so-called “sin stock” screens in the areas of alcohol and gambling will enable the Fund to focus on the social effects of product abuse when determining whether a particular security is an appropriate investment, rather than employing a per se exclusion based on the fact that a company may derive some small amount of revenue from such activities. The Fund will retain exclusionary screens similar to those currently employed by the Fund in the areas of tobacco and weapons. Finally, the changes are meant to clarify and strengthen the Fund’s commitment to promote peace, protect the environment, advance equality and foster sustainable development around the globe.

As described in the proxy statement, the Directors also recommend that shareholders of the Fund approve the standardization of the fundamental investment policies of the Fund (through the amendment or elimination of certain policies as described in the proxy statement). The proposed standardized policies are designed to meet fully the requirements of the 1940 Act and the rules and regulations thereunder while providing the portfolio managers and the Directors increased flexibility to respond to market, industry and regulatory changes. Also, the proposed standardized policies are intended to modernize the policies to current standards and to reduce administrative and compliance burdens by simplifying and making uniform the fundamental investment policies across all of the Pax World Funds.

After careful review, the Board of Directors has unanimously recommended a vote “FOR” Proposal 1 and Proposal 2, as detailed in your previously mailed proxy statement. If you have any questions regarding the proposals, or if you would like assistance casting your vote by telephone, please call our Proxy Client Service Center, toll-free at 1-877-333-2192. You may also request an additional copy of the proxy statement from the Proxy Client Service Center, or view the proxy on our web site at www.paxworld.com.

DON’T HESITATE. PLEASE VOTE TODAY!

As the date of the special consideration moves closer and we still have not received your proxy, you may receive a call asking you to cast your vote.

Thank you in advance for your participation.